Exhibit 10.34

October 6, 2010

Mr. Roger Fradin
26 Crane Road
Lloyd Harbor, New York 11743

Dear Roger:

I am pleased to confirm additional terms and conditions of your benefits package. The benefits described in this letter were approved by the Management Development and Compensation Committee of the Board of Directors at its meeting on September 24, 2010 and will be effective as of the date you execute Honeywell’s “Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information” and “Employee Non-Competition Agreement” in the form attached hereto as Exhibits A and B, respectively. The terms and conditions of these additional benefits can be summarized as follows:

Retirement Benefits

The additional retirement benefit described in your Letter Agreement dated July 20, 2007 will be subject to a minimum annual single life annuity of $1,400,000 commencing on the later of August 5, 2013 or your termination of employment with Honeywell.

The augmented retirement benefit described herein is subject to the following terms and conditions:

•

You must remain actively employed by Honeywell until August 5, 2013 (the “Retention Date”); provided, however, the requirement that you remain employed by Honeywell through the Retention Date shall not apply in the event you die or become disabled while employed by the Company or you are involuntarily terminated by the Company other than for Cause (as defined in the 2006 Stock Incentive Plan, which definition incorporates the definition of “Gross Cause” under the Senior Severance Plan); and

•	Prior to August 5, 2013, you may not engage, or knowingly permit another person to engage on your behalf, in an external CEO search.

Equity Vesting

If you (a) retire from Honeywell after August 5, 2015, or (b) are involuntarily terminated other than for Cause prior to August 5, 2015, and you have outstanding, unvested stock options or restricted stock units that are not subject to performance conditions, such stock options and restricted stock units will vest as of your retirement date or termination date, as applicable. If you (x) retire from Honeywell after August 5, 2015, or (y) are involuntarily terminated other than for Cause prior to August 5, 2015, and you have outstanding, unvested stock options or restricted stock units from an equity grant that included one or more performance conditions (including an equity grant where only some of the stock options or restricted stock units are subject to performance conditions), the stock options or restricted stock units that are not subject to the performance conditions will vest as of your retirement date or termination date, as applicable, while the stock options or restricted units, if any, that are subject to performance conditions will vest, if at all, as of the end of the performance cycle, but only to the extent Honeywell determines that the applicable performance conditions have been satisfied. The extraordinary equity vesting terms described herein shall not apply to stock option or restricted stock unit grants to the extent the grant date thereof is within twelve (12) months of your retirement date or termination date, as applicable.

Stock options that vest under this section may be exercised during the exercise period described in the applicable award agreement. Restricted stock units that vest under this section will be paid to you as soon as practicable following the applicable vesting date, but in no event later than 2-½ months of the calendar year following the calendar year in which the vesting date occurs. These extraordinary equity vesting provisions are subject to the requirements of Internal Revenue Code Section 409A.

The extraordinary equity vesting terms described herein are subject to the following terms and conditions:

•

Prior to August 5, 2015, you may not engage, or knowingly permit another person to engage on your behalf, in an external CEO search unless you have been involuntarily terminated other than for Cause prior to August 5, 2015; and

•	Prior to August 5, 2015, you may not accept a position with another company unless you have been involuntarily terminated other than for Cause prior to August 5, 2015; and
•

You must limit your participation as an outside board director to two public and/or private entities (i.e., your current directorship on MSC Industrial Direct Co. plus one additional directorship), with all directorships subject to prior Honeywell CEO approval; and

•

You must execute Honeywell’s “Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information” and “Employee Non-Competition Agreement,” in the form attached hereto as Exhibits A and B, respectively; and

•

You must provide Honeywell with twelve (12) months of transition services before you voluntarily terminate your employment for any reason, including retirement; provided, however, you shall not be treated as not having satisfied this condition if you become Disabled (as defined in the 2006 Stock Incentive Plan); and

•	You must not be terminated for Cause.

If the Company determines, in its sole judgment, that you have violated any of the terms or conditions applicable to the extraordinary equity vesting as described herein or the terms of Exhibit A or B, Honeywell shall have the following remedies:

•

If the Company’s determination occurs before your termination date, all stock options and restricted units (and all related dividend equivalents) subject to these extraordinary equity vesting terms shall immediately be cancelled, and you will forfeit any and all rights you have with respect to such grants as of the date of the Company’s determination; or

•

If the Company’s determination occurs after your termination date (i) any outstanding stock options and restricted units (and all related dividend equivalents) that previously vested pursuant to to these extraordinary equity vesting terms shall immediately be cancelled, and you will forfeit any and all rights you have with respect to such grants as of the date of the Company’s determination, and (ii) you agree and promise to immediately deliver to Honeywell shares of common stock equal in value to the shares you received as a result of the extraordinary equity vesting terms described herein.

This letter is intended to supplement, not supercede, any other rights Honeywell may have to recoup equity awards under the terms of the applicable award agreements or to pursue other rights or remedies described more fully in Exhibits A or B, respectively.

All other terms and conditions of your equity grants shall remain subject to the terms and conditions of the applicable stock plans and award agreements.

Special Conditions

If, at any time while you are still employed by Honeywell, David M. Cote (a) ceases to be employed by Honeywell, or (b) ceases to be the Chief Executive Officer of Honeywell, the extraordinary equity vesting terms described above shall apply immediately upon your resignation from Honeywell if you are not selected to succeed Mr. Cote as Honeywell’s Chief Executive Officer, provided you have not violated the terms and conditions set forth above prior to your resignation/termination date (except six (6) months shall be substituted for twelve (12) months with respect to the provision of transition services and you may engage in an external CEO search or accept a position with another company while still employed by Honeywell). Nothing contained in this paragraph shall abrogate your responsibilities under the “Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information” and “Employee Non-Competition Agreement,” or otherwise diminish Honeywell’s rights under the clawback provisions described above.

Roger, I very much look forward to continuing working with you. Your talent, experience and background are terrific assets to Honeywell.

Please indicate your acceptance of the terms and conditions of this letter by returning a signed copy of this letter, along with signed copies of Exhibits A and B, to my attention.

Congratulations,

/s/ David M. Cote

David M. Cote
Chief Executive Officer and Chairman of the Board
Honeywell International Inc.

Read and Accepted:

/s/ Roger Fradin

Roger Fradin

Date: October 18, 2010

EXHIBIT A

HONEYWELL INTERNATIONAL INC.
Employee Agreement Relating to Trade Secrets,
Proprietary and Confidential Information

In consideration of my employment, continued employment, compensation and the equipment, materials, facilities and Honeywell’s “Trade Secrets, Proprietary and Confidential Information” (as hereinafter defined) supplied to me, I understand and agree that:

1.

Records of Inventions. I will keep complete and current written records of all Inventions I Make during the period of time I am employed by Honeywell and promptly disclose all such Inventions in writing to Honeywell for the purpose of adequately determining Honeywell’s rights in each such Invention. I will supplement any such disclosures to the extent Honeywell may request that I do so. If I have any doubt as to whether or not to disclose an Invention to Honeywell, I will disclose it.

2.

Disclosure of Inventions after Termination. I will promptly and completely disclose in writing to Honeywell’s Law Department all Inventions which I Make during the one year immediately following the end of my employment by Honeywell which relate either to my work assignment at Honeywell or to Honeywell’s Trade Secrets, Proprietary and Confidential Information for the purpose of determining Honeywell’s rights in each such Invention. I will not file any patent application relating to any such Invention without the prior written consent of Honeywell’s Law Department. If I do not prove that I Made the Invention entirely after leaving Honeywell’s employment, the Invention is presumed to have been Made during the period of time I was employed by Honeywell. I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting Honeywell’s interests in Honeywell’s Trade Secrets, Proprietary and Confidential Information and in Inventions to which it is rightfully entitled.

3.

Ownership of Inventions. Each and every Invention I Make during the period of time I am employed by Honeywell (a) which relates directly to the business of Honeywell or to Honeywell’s actual or demonstrably anticipated research or development, or (b) which results from any work I perform for Honeywell is the sole and exclusive property of Honeywell, and I agree to assign and hereby assign my entire right, title and interest in each such Invention to Honeywell. Each Invention I Make during the period of time I am employed by Honeywell for which no equipment, supplies, facilities or Honeywell Trade Secrets, Proprietary or Confidential Information was used and which was developed entirely on my own time is my property, unless (a) the Invention relates directly to the business of Honeywell or to Honeywell’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by me for Honeywell. If I assert any property right in an Invention I Make during the period of time I am employed by Honeywell, I will promptly notify Honeywell’s Law Department in writing.

4.

Cooperation with Honeywell. I will assist and fully cooperate with Honeywell in obtaining, maintaining, and asserting the fullest measure of legal protection, which Honeywell elects to obtain, maintain or assert for Inventions in which it has a property right. I will also assist and fully cooperate with Honeywell in defending Honeywell against claims of violation of the intellectual property rights of others. I will be paid my reasonable expenses in assisting, and cooperating with, Honeywell. I will execute any lawful document Honeywell requests me to execute relating to obtaining, maintaining, or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but no limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony. In the event that Honeywell is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, I hereby irrevocably designate and appoint Honeywell and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

5.

Pre-employment Inventions. On Schedule A, which is an integral part of this agreement, I have completely identified (without disclosing any trade secret, proprietary or other confidential information) every Invention I Made before my employment by Honeywell in which I have an ownership interest and which is not the subject matter of an issued patent or a printed publication at the time I sign this agreement. If I become aware of any projected or actual use of any such Invention by Honeywell, I will promptly notify Honeywell in writing of said use. Except as to the Inventions listed on Schedule A or those which are the subject matter of an issued patent or a printed publication at the time I sign this agreement, I will not assert any rights against Honeywell with respect to any Invention Made before my employment by Honeywell.

6.

Honeywell’s Trade Secrets, Proprietary and Confidential Information. I will never, directly or indirectly, use Honeywell’s Trade Secrets, Proprietary and Confidential Information except in furthering Honeywell’s business nor will I disclose or disseminate Honeywell’s Trade Secrets, Proprietary and Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of Honeywell without the prior written consent of Honeywell’s Law Department unless the specific item of Honeywell’s Trade Secrets, Proprietary and Confidential Information: (a) is now in, or hereafter, (through no breach of this agreement) becomes general public knowledge, or (b) prior to my disclosure, dissemination or use, was lawfully acquired by me without any obligation to retain the information in confidence. In this connection, I will not publish any of Honeywell’s Trade Secrets, Proprietary and Confidential Information for dissemination outside Honeywell or file any patent application relating to any Invention I Make during the period of time I am employed by Honeywell without the prior written approval of Honeywell’s Law Department. I will execute any agreement relating to the protection of Honeywell’s Trade Secrets, Proprietary and Confidential Information or such information of any third party whose intellectual property Honeywell is under a legal obligation to protect if Honeywell requests that I do so. I will not engage without the prior written consent of Honeywell’s Law Department, either during the period of time I am employed by Honeywell or for a period of two years after that employment, in any activity or employment in the faithful performance of which it could be reasonably anticipated that I would use or disclose Honeywell’s Trade Secrets, Proprietary and Confidential Information. All documents and tangible things embodying or containing Honeywell’s Trade Secrets, Proprietary and Confidential Information are Honeywell’s exclusive property. I have access to them solely for performing the duties of my employment by Honeywell. I will protect the confidentiality of their content and comply with all security policies and procedures, which may, from time to time, be established by Honeywell. I will return all of them and all copies, facsimiles and specimens of them and any other tangible forms of Honeywell’s Trade Secrets, Proprietary and Confidential Information in my possession, custody or control to Honeywell before leaving the employment of Honeywell.

I understand that I have the right to use or practice any skill or expertise generally associated with my employment but not special or unique to Honeywell, but that I do not have the right to use,

practice or disclose Honeywell’s Trade Secrets, Proprietary and Confidential Information for my own benefit or for the benefit of any third party.

7.

Trade Secrets, Proprietary or Confidential Information from Previous Employment. I certify that I have not, and will not, disclose or use during my employment by Honeywell, any trade secrets, proprietary or confidential information which I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by Honeywell. I understand that Honeywell has no interest in and will not accept disclosure by me of any trade secrets, proprietary or confidential information, which belongs to a third party. If I am ever placed in a position where I will be required or am given an assignment that will require me to use, directly or indirectly, any trade secrets, proprietary or confidential information of any person, previous employer or any third party, I will promptly inform Honeywell’s Law Department and my supervisor before I undertake any activity that would involve the use or disclosure of such information or present the appearance to any such third party that I have used or disclosed such information. If I fail to do so, Honeywell may elect not to indemnify me in the event of litigation and may take such other actions, as it deems appropriate, up to and including termination of my employment.

8.

Prior Restrictive Obligation. On Schedule B, which is an integral part of this agreement, I have completely identified all prior obligations (written and oral), which restrict my ability to perform the duties of my employment by Honeywell, including all confidentiality agreements and covenants restricting future employment.

9.

Non-Solicitation of Honeywell Employees. I acknowledge that Honeywell has invested, and will continue to invest, significant time and money to recruit and retain its employees. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell employees, their respective talents and areas of expertise, I agree that during my employment with Honeywell and until the later of (a) the date I attain age 65 (August 5, 2018), or (b) for a period of two (2) years following the later of (i) my “Termination of Employment” from Honeywell for any reason, or (ii) the “Date on which Salary Continuation Benefits End,” if applicable, I will not, directly or indirectly, cause any individual previously employed by Honeywell to be employed by, or participate in any manner in the employment of any such individual by, any person or entity other than Honeywell unless such individual had not been employed by Honeywell for at least 12 months or in any way induce or attempt to induce such individual to leave the employment of Honeywell.

10.

Non-Solicitation of Honeywell Customers. I acknowledge that Honeywell has invested and will continue to invest significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers of Honeywell. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell customers and their requirements, I agree that, during my employment with Honeywell and until the later of (a) the date I attain age 65 (August 5, 2018), or (b) for a period of two (2) years following the later of (i) my “Termination of Employment” from Honeywell for any reason, or (ii) the “Date on which Salary Continuation Benefits End,” if applicable, I will not solicit or attempt to solicit, directly or indirectly, for my own account or for others, any existing clients or customers of Honeywell with whom I had contact or of whom I became aware while employed by Honeywell during the two year period prior to my termination, or any prospective clients or customers of Honeywell with whom I had contact and with whom the company took significant steps to do business during the two year period prior to my termination, for the purpose of inducing such clients or customers to cease doing business with Honeywell or to purchase, lease or utilize products or services which are competitive with, are similar to, or which may be used as substitutes for any products or services offered by Honeywell.

11.

Notice to Future Employers. For the period of two years immediately following the end of my employment by Honeywell, I will inform each new employer, prior to accepting employment, of the existence of this agreement and provide that employer with a copy of it. Honeywell has the right to inform any future employer of the existence of this agreement and to provide any future employers with a copy of it.

12.

Copyright. As to all works prepared by me which are: (i) within the scope of my employment, or (ii) based upon information I acquired from Honeywell which is not normally made available to the public; or (iii) commissioned by Honeywell, but not within my scope of employment, I hereby agree to:

	(a)	Submit to Honeywell’s Law Department and to my supervisor for approval for publication or oral dissemination;

	(b)	Assign all right, title and interest in and to the copyright in all such works to Honeywell; and

	(c)	Waive any claim of moral rights, author’s rights, droit moral, or any equivalent rights to the extent necessary or permitted by law.

I hereby release and allow Honeywell to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of me made in the course of my employment.

13.

Acknowledgement of Receipt. I acknowledge that I have received a copy of this agreement prior to accepting employment or continued employment with Honeywell and that execution of this agreement was an express condition of my employment or continued employment.

14.

Effectiveness of Agreement. This agreement becomes effective when I sign it, my obligations under it continue throughout the entire period of time I am employed by Honeywell, without regard to the business organization within Honeywell with which I am associated and these obligations will continue after, and survive, the end of my employment by Honeywell. This agreement replaces previous agreements relating to the subject matter of this agreement and shall be deemed effective as of the first day of my employment by Honeywell just as though I had executed this agreement on that first day except that such replacement shall not affect rights and obligations of me or Honeywell arising out of any such prior agreement, which rights and obligations shall continue to be in effect.

15.	Identity of Future Employer. Upon termination of my employment for any reason, if reasonably requested by Honeywell, I shall advise Honeywell of the name and address of my intended future employer.

16.

Remedies. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that Honeywell shall be entitled to injunctive relief in case of any such breach or threatened breach. In the event that a court determines that I have breached or threatened to breach this agreement, I agree to reimburse Honeywell for all attorneys’ fees and costs incurred in enforcing the terms of the agreement. However, nothing contained herein shall be construed as prohibiting Honeywell from pursuing any other remedies available for any such breach or threatened breach against me or my then-current employer which may also include but not be limited to contract damages, lost profits and punitive damages.

17.

Successors; Binding Agreement. This agreement binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of Honeywell and its successors and assigns. Only a written amendment executed by both Honeywell and me can modify this agreement.

18.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its principles of conflicts of law.

19.

Validity. It is the desire and intent of the parties hereto that the provisions of this agreement shall be enforced to the fullest extent legally-permissible. Accordingly, if any particular provision(s) of this agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this agreement shall remain in full force and effect.

20.	Definitions

(a)

“Honeywell” collectively identifies Honeywell International Inc. (a Delaware corporation having a place of business at Columbia Road and Park Avenue, Morris Township, Morris County, New Jersey), its predecessors, designees and successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and other business units, including businesses acquired by purchase of stock, merger or otherwise;

(b)

“Trade Secrets, Proprietary and Confidential Information” means information which is not generally known in the industry in which Honeywell is engaged, which may be disclosed to me or which I may learn, observe, discover or otherwise acquire during, or as a result of, my employment by Honeywell and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, customer lists, customer usages or requirements, or supplier information, which is owned or licensed by Honeywell or held by Honeywell in confidence.

(c)

“Invention” includes not only inventions (whether or not patentable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works) – whether or not any of the foregoing constitutes trade secret or other confidential information; and

(d)

“Make” or “Made” when used in relation to Invention includes any one or any combination of (i) conception, (ii) reduction to practice or (iii) development of an Invention and is without regard to whether I am a sole or joint inventor.

	(e)	“Termination of Employment” means my last day of active employment with Honeywell.

(f)

“Date on which Salary Continuation Benefits End” means the last day on which I receive any salary continuation benefits under any (i) severance plan sponsored or funded by Honeywell, (ii) agreement by Honeywell to pay severance benefits, whether oral or written, express or implied, or (iii) any statutory, regulatory, court or other legally-mandated entitlement to notice, redundancy, or severance pay or any other termination benefits, if my employment is terminated under circumstances that entitle me to such benefits.

21.	Headings Descriptive. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.

/s/ Roger Fradin	October 18, 2010

Roger Fradin	Date

SCHEDULE A

INVENTIONS I MADE BEFORE THE TERM OF MY EMPLOYMENT BY HONEYWELL IN WHICH I HAVE AN OWNERSHIP INTEREST WHICH ARE NOT THE SUBJECT MATTER OF ISSUED PATENTS OR PRINTED PUBLICATIONS:
(If there are none, please enter the word “NONE”)

NOTE: Please describe each such Invention without disclosing trade secrets, proprietary or confidential information.

_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
________________________________________________________ NONE __________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_______________________________________________________________________
[Attach additional sheets if more space is needed.]

SCHEDULE B

RESTRICTIVE WRITTEN AND ORAL OBLIGATIONS:
(If there are none, please enter the word “NONE”)

NOTE: Please give date of, and parties to, obligations and the nature and substance of the restriction.

_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
________________________________________________________ NONE __________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________
[Attach additional sheets if more space is needed.]

EXHIBIT B

HONEYWELL INTERNATIONAL INC.
Employee Non-Competition Agreement

In consideration of my employment, continued employment, compensation and post-termination benefits, I agree that throughout my employment with Honeywell and until the later of (a) the date I attain age 65 (August 5, 2018), or (b) for a period of two (2) years following the later of (i) my “Termination of Employment” from Honeywell for any reason, or (ii) the “Date on which Salary Continuation Benefits End,” if applicable, I will not, without the written consent of Honeywell, directly or indirectly, engage or be interested in (without any geographic restrictions or limitations), as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise, directly or indirectly, with or without compensation, any Competing Business or assist any Competing Business.

For purposes of this Agreement, “Competing Business” shall mean (i) Siemens A.G. and its subsidiaries and affiliates, (ii) Tyco International and its subsidiaries and affiliates, (iii) General Electric Company, and its subsidiaries and affiliates, (iv) Emerson Electric Co. and its subsidiaries and affiliates, (v) Johnson Controls, Inc. and its subsidiaries and affiliates, and (vi) any business entity or group of business entities, regardless of whether organized as a corporation, partnership (general or limited), joint venture, association or other organization or entity (“Business Entity”) with annual gross sales in excess of $1 billion, but only to the extent such Business Entity designs, develops, produces, offers for sale or sells security and fire protection products and systems or products or services that can be used as a substitute for, or are generally intended to satisfy the same customer needs for, any fire and security products or services of Honeywell. Nothing herein, however, shall prohibit me from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any such business; provided that such securities entitle me to no more than one percent (1%) of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote.

In the event any of the foregoing covenants shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time, over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement shall not affect the other provisions hereof, which shall remain in full force and effect.

I agree that Honeywell’s remedies at law would be inadequate in the event of a breach or threatened breach of this Non-Competition Agreement; accordingly, Honeywell shall be entitled, in addition to its rights at law, to seek an injunction or other equitable relief without the need to post a bond.

This Agreement should be read in concert with the Honeywell International Inc. Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information and is not meant to conflict with or supersede that Agreement.

I acknowledge that I have read this Non-Competition Agreement. I understand that to the extent applicable, it remains in effect during my employment and following the termination of my employment. This Non-Competition Agreement may be amended only by a written agreement signed by both parties.

/s/ Roger Fradin	October 18, 2010

Roger Fradin	Date

This Non-Competition Agreement was signed in consideration of my employment, continued employment, compensation, post-termination benefits and the benefits described in the letter dated October 6, 2010, as well as other good and valuable consideration.